                                                                  Exhibit 23(a)


                                         CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
First Union Corporation

         We consent to the incorporation by reference in this Post- Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-62399 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of First Union Corporation and to the reference to our firm under the heading "Experts" in the Post- Effective Amendment No. 1 on Form S-8. Our report refers to a change in the method of accounting for investments in 1994.



                                                     KPMG PEAT MARWICK LLP

Charlotte, North Carolina
November 6, 1995